Exhibit 99.2
Contact:
Christopher J. Zyda
Senior Vice President &
     Chief Financial Officer
Phone: (415) 217-4500
Email: ir@luminentcapital.com
LUMINENT MORTGAGE CAPITAL, INC. SCHEDULES CONFERENCE CALL TO
PROVIDE AN UPDATE TO INVESTORS ON RECENT DEVELOPMENTS IN LUMINENT’S STATUS ON
ISSUES CAUSED BY DISRUPTIONS IN THE MORTGAGE INDUSTRY
     SAN FRANCISCO, CA November 16, 2007 – Luminent Mortgage Capital, Inc. (NYSE: LUM) today announced that S. Trezevant Moore, Chief Executive Officer of the Luminent, will be conducting a conference call on November 19, 2007 at 10:30 AM EST to update investors on recent developments in Luminent’s status on issues caused by disruptions in the mortgage industry.
     The dial-in number is 1-866-578-5801 and the passcode is 92515472. A replay of the call will be available through November 30, 2007. The replay number is 1-888-286-8010 and the passcode is 10503704. The international dial-in number is 1-617-213-8058 and the passcode is 92515472. The international replay number is 1-617-801-6888 and the passcode is 10503704.
     This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that Luminent’s recently adopted business strategy to purchase mortgage loans for securitization may not be successful, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.